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LOS ANGELES - April 1, 2003 - JB Oxford Holdings,  Inc.  (Nasdaq:  JBOH),  which through its JB Oxford & Company subsidiary is a leading provider of discount brokerage services to clients nationwide, announces a loss of $7.7 million or ($5.35) per diluted share on revenues of $22.4 million for the year ended Dec. 31, 2002.

Full-year Results
     Retail revenues, which include income from commissions, retail interest and trading, were $17.6 million in 2002 versus $30.6 million in 2001. Total revenues were $22.4 million in 2002 versus $35.3 million in 2001, with the decline due primarily to the general decline of business in the securities industry. All revenue sources were down, with the largest declines in interest and commission revenues. Expenses totaled $33.8 million in 2002 compared with $44.4 million in 2001. Many of the Company's expenses declined corresponding to the decline in related revenues. Operating loss, excluding promotional expenses and taxes, was $10.0 million in 2002 compared with $8.2 million in 2001. The Company realized a net loss of $7.7 million or ($5.35) per diluted share in 2002, versus $6.9 million or ($4.95) per diluted share in 2001.

Fourth Quarter Results
     Fourth quarter retail revenues were $4.8 million in 2002 versus $5.0 million in 2001. Total revenues were $5.7 million for the fourth quarter 2002 versus $6.1 million for the year-ago fourth quarter, reflecting both the industry-wide slowdown in trading volumes and reduced clearing revenue. Expenses were $9.5 million in the fourth quarter 2002. That figure is up 9.8% versus $8.6 million in the year-ago quarter and 30.4% versus $7.2 million in the third quarter 2002. The primary cause of the increase was amortization of intangible assets of $1 million in the fourth quarter of 2002 which includes an impairment charge of $563,726. Operating loss, excluding promotional expenses and taxes, was $3.6 million in the fourth quarter 2002 versus $2.4 million in the fourth quarter 2001. Fourth quarter net loss was $2.7 million or $(1.82) per basic and diluted share in 2002 versus the net loss of $3.2 million or ($2.27) per diluted share in 2001.

     A complete copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 will be available on JB Oxford & Company's website at www.jboxford.com as soon as it has been filed with the SEC. Because compiling
----------------
the information necessary to present accurate and complete financial statements and disclosures required additional time and effort, the Company filed a Form 12b-25 which allows up to a fifteen-day extension to the original filing deadline of March 31, 2003. The Company anticipates filing prior to the expiration of the extension period. The Company currently anticipates that there will not be any significant change to the financial numbers presented herein when its Form 10-K is filed.

ABOUT JB OXFORD HOLDINGS, INC.
     JB Oxford Holdings, Inc. through its JB Oxford & Company subsidiary provides discount and online brokerage services with access to personal brokers all in one friendly place. The company's one-stop financial destination at www.jboxford.com was developed to be the easiest, most complete way for
----------------


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consumers to manage their money. The site features online trading,  robust stock screening and portfolio tracking tools as well as up-to-the-minute market commentary and research from the world's leading content providers. JB Oxford has branches in New York, Minneapolis and Los Angeles.

     This  press  release  contains  statements  that  are  forward-looking  and comments on market conditions, revenue growth, expense management, and outlook. Any number of conditions may occur which would affect important factors in this analysis and materially change expectations. These factors include, but are not limited to, known and unknown risks, customer trading activity; changes in technology; success of cost-containment programs; ability to successfully identify, negotiate, close and integrate acquisitions; shifts in competitive patterns; decisions with regard to products and services; changes in revenues and profits; and significant changes in the market environment. For a description of the foregoing and other factors, investors and others should refer to the company's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended Dec. 31, 2001; its quarterly reports on Form 10-Q; and other periodic filings. JB Oxford undertakes no obligation to update the forward-looking statements contained herein to reflect changed events or circumstances after today's date.

                             FINANCIAL TABLES FOLLOW


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                            JB OXFORD HOLDINGS, INC.
                 SELECTED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          For the three months ended               For the year ended
                                                                 December 31,                         December 31,
                                                       ----------------------------------   ----------------------------------
                                                            2002              2001               2002              2001
                                                       ----------------  ----------------   ----------------  ----------------
Revenues
                       COMMISSIONS                       $ 2,541,255       $ 2,285,812        $ 8,171,012      $ 12,498,400
     Interest                                              1,777,102         1,998,199          7,979,785        14,968,622
     Trading profits                                         435,045           690,517          1,471,277         3,095,203
     Clearing and execution                                  784,041           881,556          3,887,612         3,985,922
                          OTHER                              120,547           215,349            878,193           799,674
                                                       ----------------  ----------------   ----------------  ----------------
         Total revenues                                    5,657,990         6,071,433         22,387,879        35,347,821
                                                       ----------------  ----------------   ----------------  ----------------
Expenses
     Compensation                                          2,186,492         1,758,541          8,547,185        11,451,551
     Clearing                                                331,697           231,615          1,045,760         1,773,473
     Communications                                          678,501           946,206          2,743,150         4,588,327
     Occupancy and equipment                               1,646,194         1,646,165          5,493,046         5,838,467
     Interest                                                359,745           645,892          2,053,339         7,534,686
     Data processing                                         743,658           803,382          2,379,306         3,484,346
     Professional services                                 1,171,445         1,265,533          3,714,979         4,725,033
     Promotional                                             166,788          (181,418)         1,361,100           895,536
     Bad Debts                                               (35,368)          713,811            138,512         1,146,244
     Settlement expense                                       47,500            11,522          2,111,249           241,792
     Amortization of intangible assets                       992,121           163,750          1,802,021           313,750
     Other                                                 1,161,729           604,391          2,372,390         2,408,422
                                                       ----------------  ----------------   ----------------  ----------------
         Total expenses                                    9,450,502         8,609,390         33,762,037        44,401,627
                                                       ----------------  ----------------   ----------------  ----------------
Income (loss) before taxes                                (3,792,512)       (2,537,957)       (11,374,159)       (9,053,806)
Taxes/(benefit)                                           (1,130,000)          627,950         (3,700,000)       (2,112,050)
                                                       ----------------  ----------------   ----------------  ----------------
Net income (loss)                                        $(2,662,512)      $(3,165,907)       $(7,674,158)     $ (6,941,756)
                                                       ================  ================   ================  ================
Earnings (loss) per share:
                        BASIC                            $     (1.82)      $     (2.27)       $     (5.35)     $      (4.95)
                       DILUTED                           $     (1.82)      $     (2.27)       $     (5.35)     $      (4.95)
Shares outstanding:
                        BASIC                               1,459,466         1,388,829          1,435,198        1,401,076
    Diluted1                                                1,459,466         1,388,829          1,435,198        1,401,076

1 Common stock equivalents have been excluded for all presented periods, as inclusion would reduce loss per share or be antidilutive.

                            JB OXFORD HOLDINGS, INC.
                      SELECTED CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,
                                                                       -------------------------------------
                                                                             2002               2001
                                                                       ------------------ ------------------
Assets
  Cash and cash equivalents                                               $   5,579,755     $    6,694,332
  Cash and securities purchased under agreements to resell,
      segregated under federal and other regulations                        146,180,567         79,399,917
  Receivable from broker-dealers and clearing organizations                   8,349,233         52,368,663
  Receivable from customers                                                  82,418,263        101,641,363
  Other receivables                                                           3,450,278          3,848,285
  Marketable securities owned, at market value                                  629,083          1,352,840
  Furniture, equipment and leasehold improvements                             2,624,147          3,310,758
  Income taxes receivable                                                     3,803,668          3,751,429
  Deferred income taxes                                                       1,600,595          1,470,058
  Clearing deposits                                                           4,507,266          5,199,277
  Intangible assets                                                           4,756,918          2,196,250
  Other assets                                                                  484,872          1,206,245
                                                                       ------------------ ------------------
   TOTAL ASSETS                                                           $ 264,384,645     $  262,439,417
                                                                       ================== ==================
Liabilities and shareholders' equity
  LIABILITIES
    Payable to broker-dealers and clearing organizations                  $  38,813,043        $51,334,581
    Payable to customers                                                    193,595,006        169,935,902
    Securities sold, not yet purchased; at market value                         138,484            846,585
    Accounts payable and accrued liabilities                                  7,507,410          6,491,471
    Loans from shareholders                                                   5,418,696          5,418,696
    Notes payable                                                             2,889,375          5,629,375
                                                                       ------------------ ------------------
  TOTAL LIABILITIES                                                         248,362,014        239,656,610
                                                                       ------------------ ------------------
  COMMITMENTS AND CONTINGENT LIABILITIES
  SHAREHOLDERS' EQUITY
    Common stock ($.01 par value 100,000,000 shares authorized;
       1,589,939 and 1,519,323 shares issued)                                    15,899             15,193
    Additional paid-in capital                                               17,496,396         16,553,120
    Retained earnings                                                         1,129,564          8,803,722
    Treasury stock (130,494 shares, at cost)                                 (2,619,228)        (2,619,228)
                                                                       ------------------ ------------------
  TOTAL SHAREHOLDERS' EQUITY                                                 16,022,631         22,782,807
                                                                       ------------------ ------------------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $ 264,384,645     $  262,439,417
                                                                       ================== ==================



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